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                                                                   EXHIBIT 10.41

                                LEASE AMENDMENT

This document amends the Lease Agreement dated November 14, 1996 and amended November 24, 1997, March 27, 1998, June 4, 1998, July 21, 1998, November
20, 1998, March 18, 1999, and June 3, 1999 by and between Blue Lake Partners, Ltd. ("Landlord"), and McAfee Software, Inc., a Delaware Corporation ("Tenant"), for the Premises located at 4099 McEwen, Suites 405, 500, 620, 660, 700, 850 and 800, and 4101 McEwen, Suites 100, 270, 300, 700 and 810, Dallas, Texas 75244 as
follows:






COMMENCEMENT DATE

Landlord and Tenant confirm and agree that the Commencement Date for Suite 800 at 4101 McEwen shall be September 1, 1999 and the Commencement Date for Suite 700 at 4101 McEwen shall be February 1, 2000.

EXHIBIT "D"

Effective September 1, 1999, Tenant shall have access to Suite 700 at 4101 McEwen for the purpose of constructing its Tenant Improvements and installing fixtures, furniture, and data, telephone and network/computer cabling.

GENERATOR

Tenant shall have sole rights and use of the generator (formerly used by Unisource) located on the roof of the 4101 McEwen Building. Section 6.201, Tenant's Obligation, of Article 6 of the Lease, shall be amended such that Tenant's Obligations for maintenance and repair shall include the generator, at such intervals and at such time reasonably required by Landlord. Additionally, Tenant acknowledges that the use of the generator is an Additional Service and agrees all electrical expenses incurred shall be considered Excess Consumption Costs and agrees to pay for such Excess Consumption Costs pursuant to Article 5 of the Lease. In addition, at the expiration or earlier termination of the Lease, the generator shall be surrendered with the Premises. Any testing of the generator shall be conducted during non-business hours unless otherwise approved by Landlord.

BASIC LEASE PROVISION NO. 11 "TENANT'S BROKER"

Tenant represents and warrants that it has dealt with no Broker or Agent in connection with the execution of this Lease Amendment and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from a breach of such warranty including without limitation attorney's fees in connection therewith.

Submission of this instrument for examination or signature by Tenant is not effective until execution by and delivery to both Landlord and Tenant.

All other terms and conditions shall remain the same and in full force and effect.


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EXECUTED the 7th day of October, 1999.

                        LANDLORD: Blue Lake Partners, Ltd.

                        By:  SF Realty, Inc.
                        Its: General Partner

                        By: /s/ MARK HARRISON
                           --------------------------------
                           Mark Harrison
                           Leasing Manager

                        TENANT: McAfee Software, Inc.
                                (a Delaware Corporation)

                        By: /s/ PRABHAT GOYAL
                           --------------------------------
                           Prabhat Goyal, CFO


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